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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                                  13-2740599
        --------------                             -------------
(State of incorporation or organization)            (I.R.S. Employer
                                                    Identification No.)


     World Financial Center
     North Tower
     250 Vesey Street
     New York, New York                                 10281
     -----------------------------                 ------------
(Address of principal executive offices)            (Zip Code)

If this Form relates to the         If this Form relates to the
registration of a class of          registration of a class of
debt securities and is              debt securities and is to
effective upon filing pursuant      become effective
to General Instruction A(c)(1)      simultaneously with the
please check the following          effectiveness of a concurrent
box.  [X]                           registration statement under the Securities
                                    Act of 1933 pursuant to General Instruction
                                    A(c)(2) please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

Healthcare/Biotechnology Portfolio       American Stock Exchange
  Market Index Target-
Term Securities/SM/ due October __, 2001


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

/SM/ "Market Index Target-Term Securities" is a service mark owned by Merrill
     Lynch & Co., Inc.
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Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

          The description of the general terms and provisions of the Healthcare/Biotechnology Portfolio Market Index Target-Term Securities /SM/ due October __, 2001 ("MITTS(R)") to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated August 30, 1996, and the Prospectus dated August 30, 1996, attached hereto as Exhibit 99
(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 33-65135 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

     99 (A) Preliminary Prospectus Supplement dated August 30, 1996, and Prospectus dated August 30, 1996 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)    Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*


          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             MERRILL LYNCH & CO., INC.

                                                    /s/ Theresa Lang
                                             By: _______________________________
                                                       Theresa Lang
                                                        Treasurer

Date:   October 23, 1996

------------------------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                   EXHIBITS
                                      TO
                       FORM 8-A DATED OCTOBER 23, 1996

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                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                                                     Page No.
----------                                                      -------

99 (A)         Preliminary Prospectus Supplement
               dated August 30, 1996, and
               Prospectus dated August 30, 1996
               (incorporated by reference to
               registrant's filing pursuant
               to Rule 424 (b)).

99 (B)         Form of Note.

99 (C)         Copy of Indenture between Merrill Lynch
               & Co., Inc. and The Chase Manhattan Bank, formerly known as Chemical Bank
               (successor by merger to Manufacturers
               Hanover Trust Company), dated as of
               April 1, 1983, as amended and restated.*



------------------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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